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                      [LETTERHEAD OF MANTYLA MCREYNOLDS]

                                                                    EXHIBIT 16.1


                                       December 7, 1999


Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have been advised by FIN SPORTS U.S.A., Inc. ("Company") that upon a merger between Pacific Title/Mirage, Inc., a Delaware Corporation, and/or PTM Acquisition Corp., a Delaware Corporation, and a wholly-owned subsidiary of the Company, that our appointment as principal auditors for such entity (ies) will be terminated. During the term of our appointment as principal auditors, there were no disagreements between the Company, whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. We have been principal auditors for FIN SPORTS U.S.A, Inc. for the years ended December 31, 1997 and 1998 and under the dates of January 29, 1999 and September 9, 1998, we reported on the financial statements of the Company.


                                Very truly yours,

                                /s/ Mantyla Mcreynolds

                                MANTYLA MCREYNOLDS